Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces Management Changes

Goleta, California, August 28, 2018 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced that after nearly 15 years of dedicated support to Inogen’s growth and success, Matt Scribner, Inogen’s Executive Vice President of Operations, plans to leave Inogen effective January 2nd, 2019. The Company has appointed Bart Sanford as Inogen’s Executive Vice President of Operations effective September 17th, 2018. Matt plans to facilitate a transition to ensure an orderly and effective shift of responsibilities. Most recently, Bart was Senior Vice President of Operations at Cepheid Inc.,  a molecular diagnostics company and subsidiary of Danaher Corporation.

“Matt has been a part of the Company’s success and I want to thank him for his many contributions to Inogen over the years and wish him the best in his future endeavors,” said Chief Executive Officer, Scott Wilkinson.  “We are looking forward to Bart’s contributions as we continue to drive portable oxygen concentrators to become the standard of care for ambulatory oxygen patients worldwide in this large and growing market.”

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Mr. Sanford’s expected contributions to Inogen, growth opportunities and market expectations for the portable oxygen concentrator market, expectations for Mr. Scribner’s expected departure date, the transition period and shift of responsibilities, and Inogen’s ability to continue to drive portable oxygen concentrators to become the standard of care for ambulatory oxygen patients. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in Inogen’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

Matt Bacso, CFA

805-879-8205

Media Contact:

Byron Myers

805-562-0503